SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2017

BSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35309	80-0752082
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

2 Leonard Street, Belmont, Massachusetts	02478
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 484-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
                   Appointment of Certain Officers; Compensatory Arrangements of Certain Oficers.

On June 15, 2017, the Board of Directors of BSB Bancorp, Inc. (the "Company") appointed M. Patricia Brusch to the Company's Board of Directors.  On the same date, Ms. Brusch was appointed to the Board of Directors of Belmont Savings Bank, the Company's wholly owned subsidiary.  The Company's Board of Directors has not determined which, if any, Board committees Ms. Brusch will serve on.

Ms. Brusch is a former professional nurse and a current Town of Belmont town meeting member and member of the Town of Belmont Capital Budget Committee and Permanent Building Committee.  Ms. Brusch is also a current and former member of several other Belmont town and community boards and organizations.  In addition, Ms. Brusch has served as a director and the treasurer of the Belmont Savings Bank Foundation since its formation in 2011.  A copy of the Company's press release announcing Ms. Brusch's appointment is included as Exhibit 99.1 to this report and incorporated herein.
Item 9.01. Financial Statements and Exhibits
Exhibit	Description

99.1	Press Release, dated June 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BSB BANCORP, INC.

DATE: June 15, 2017	By:	/s/ John A. Citrano
John A. Citrano
Executive Vice President and Chief Financial Officer